Exhibit 99.1

EVO Reports Third Quarter 2020 Results

ATLANTA--(BUSINESS WIRE)--November 5, 2020--EVO Payments, Inc. (NASDAQ: EVOP) (“EVO” or the “Company”) today announced its third quarter 2020 financial results. For the third quarter ended September 30, 2020, reported revenue was $117.0 million compared to $122.4 million in the prior year. On a reported and currency neutral basis, revenue for the third quarter decreased 4%. On a GAAP basis for the quarter ended September 30, 2020, net income was $14.6 million compared to net loss of $5.0 million in the prior year. Net income for the current quarter includes an after-tax gain of $14.1 million on the Company’s investment in Visa Series A preferred stock. Adjusted EBITDA decreased 4% to $40.4 million for the quarter, and on a currency neutral basis, adjusted EBITDA declined 2% compared to the prior year.

For the nine months ended September 30, 2020, reported revenue was $322.4 million compared to $356.4 million in the prior year, a decrease of 10%. On a currency neutral basis, reported revenue for the nine months ended September 30, 2020 decreased 7%. On a GAAP basis for the nine months ended September 30, 2020, the Company recognized a net loss of $8.0 million, an improvement of 60% compared to the prior year. Adjusted EBITDA decreased 9% to $101.9 million for the nine months ended September 30, 2020. On a currency neutral basis, adjusted EBITDA declined 5% compared to the prior year.

“We have taken the appropriate steps to realign our cost structure, which has improved our cash flows, leverage, and margin,” said James G. Kelly, Chief Executive Officer of EVO. “As a result, I am pleased with the financial results we delivered in the third quarter. In addition, we expanded our distribution through new merchant sales and additional referral partners and continued to invest in new products and solutions. We remain keenly focused on M&A opportunities and are well-positioned to capitalize on the acceleration we are seeing in digital payments.”

Conference Call

EVO’s management will host a conference call for investors at 8:00 a.m. Eastern Time on Thursday, November 5, 2020 to discuss the results. Participants may register for the conference call via the investor relations section of the Company’s website at investor.evopayments.com or at http://www.directeventreg.com/registration/event/3399761. A recording of the call will be archived on the Company's investor relations website following the live call.

Additional Resources

To assist in understanding the impact COVID-19 is having on our business, the Company has posted a summary of its recent payment volume trends on its investor relations website at https://investor.evopayments.com/3Q20paymentvolume.

Forward-Looking Statements

This release and the accompanying earnings conference call contain statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are often identified by words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,” “projects,” “guidance,” “forecasts,” “outlook,” “target,” “trends,” “should,” “could,” “would,” “will” and similar expressions. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on our current beliefs, assumptions, estimates, and expectations, taking into account the information currently available to us, and are not guarantees of future results or performance. Forward-looking statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include the following: (1) the continuing impact of the COVID-19 pandemic on our business and our merchants, including the impact of social distancing, shelter-in-place, shutdowns of non-essential businesses and similar measures imposed or undertaken by governments; (2) our ability to anticipate and respond to changing industry trends and the needs and preferences of our customers and consumers; (3) the impact of substantial and increasingly intense competition; (4) the impact of changes in the competitive landscape, including disintermediation from other participants in the payments chain; (5) the effects of global economic, political, market, health and other conditions, including the impact of the COVID-19 pandemic; (6) our compliance with governmental regulations and other legal obligations, particularly related to privacy, data protection, information security, and consumer protection laws; (7) our ability to protect our systems and data from continually evolving cybersecurity risks or other technological risks; (8) failures in our processing systems, software defects, computer viruses, and development delays; (9) degradation of the quality of the products and services we offer, including support services; (10) risks associated with our ability to successfully complete, integrate and realize the expected benefits of acquisitions; (11) continued consolidation in the banking and payment services industries, including the impact of the combination of Banco Popular and Grupo Santander and the related bank branch consolidation; (12) increased customer, referral partner, or sales partner attrition; (13) the incurrence of chargebacks; (14) failure to maintain or collect reimbursements; (15) fraud by merchants or others; (16) the failure of our third-party vendors to fulfill their obligations; (17) failure to maintain merchant and sales relationships or financial institution alliances; (18) ineffective risk management policies and procedures; (19) our inability to retain smaller-sized merchants and the impact of economic fluctuations on such merchants, (20) damage to our reputation, or the reputation of our partners; (21) seasonality and volatility; (22) our inability to recruit, retain and develop qualified personnel; (23) geopolitical and other risks associated with our operations outside of the United States; (24) any decline in the use of cards as a payment mechanism or other adverse developments with respect to the card industry in general; (25) increases in card network fees; (26) failure to comply with card networks requirements; (27) a requirement to purchase our eService subsidiary in Poland; (28) changes in foreign currency exchange rates; (29) future impairment charges; (30) risks relating to our indebtedness, including our ability to raise additional capital to fund our operations on economized terms or at all and exposure to interest rate risks; (31) the planned phasing out of LIBOR and the transition to other benchmarks; (32) restrictions imposed by our credit facilities and outstanding indebtedness; (33) participation in accelerated funding programs; (34) failure to enforce and protect our intellectual property rights; (35) failure to comply with, or changes in, laws, regulations and enforcement activities, including those relating to corruption, anti-money laundering, data privacy, and financial institutions; (36) impact of new or revised tax regulations; (37) legal proceedings; (38) our dependence on distributions from EVO Investco LLC to pay our taxes and expenses, including certain payments to the Continuing LLC Owners (as defined in our public filings) and, in the event that any tax benefits are disallowed, our inability to be reimbursed for payments made to the Continuing LLC Owners; (39) our organizational structure, including benefits available to the Continuing LLC Owners that are not available to holders of our Class A common stock to the same extent; (40) the risk that we could be deemed an investment company under the Investment Company Act of 1940, as amended; (41) the significant influence the Continuing LLC Owners continue to have over us, including control over decisions that require the approval of stockholders; (42) certain provisions of Delaware law and antitakeover provisions in our organizational documents could delay or prevent a change of control; (43) certain provisions in our organizational documents, including those that provide Delaware as the exclusive forum for litigation matters and that renounce the doctrine of corporate opportunity; (44) our ability to establish and maintain effective internal control over financial reporting and disclosure controls and procedures; (45) changes in our stock price, including relating to downgrades, analyst reports, and future sales by us or by existing stockholders; and (46) the other risks and uncertainties included from time to time in our filings with the SEC, including those listed under “Risk Factors” contained in Part I of our Annual Report on Form 10-K for the year ended December 31, 2019.

We qualify any forward-looking statements entirely by the cautionary factors listed above, among others. Other risks, uncertainties and factors, not listed above, could also cause our actual results to differ materially from those projected in any forward-looking statements we make. We assume no obligation to update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Non-GAAP financial measures

EVO Payments, Inc. has supplemented revenue, segment profit, net income (loss), earnings per share information and weighted average common shares determined in accordance with GAAP by providing these and other measures on an adjusted basis in this release. The non-GAAP financial measures presented herein should not be considered in isolation of, as a substitute for, or superior to, financial information prepared in accordance with GAAP, and such measures may not be comparable to those reported by other companies. Management uses these adjusted financial performance measures for financial and operational decision making and as a means to facilitate period-to-period comparisons. Management also uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation. The Company believes that these adjusted measures provide useful information to investors about the Company’s ongoing underlying operating performance and enhance the overall understanding of financial performance of the Company’s core business by presenting the Company’s results without giving effect to equity-based compensation and costs related to transition, acquisition and integration matters, and giving effect to a normalized effective tax rate for the Company. This release also contains information on various financial measures presented on a currency-neutral basis. The Company believes these currency-neutral measures provide useful information to investors about the Company’s performance by excluding fluctuations caused solely by movements in currency exchange rates in the non-U.S. jurisdictions where the Company operates. Reconciliations of each non-GAAP measure to the most directly comparable GAAP measure are included in the schedules to this release.

Among other non-GAAP financial measures presented, this release contains a presentation of our adjusted EBITDA and adjusted net income, and adjusted net income per share information. These measures do not purport to be an alternative to cash flows from operating activities as a measure of liquidity, and are not intended to be a measure of free cash flow available for management’s discretionary use as they do not consider certain cash requirements such as tax payments and, in the case of adjusted EBITDA, interest payments and debt service requirements. Further, adjusted EBITDA does not purport to be an alternative to net income as a measure of operating performance. These measures, or measures similar to them, are frequently used by analysts, investors and other interested parties to evaluate companies in the industry. Adjusted EBITDA is defined as net income (loss) before provision for income taxes, net interest expense, and depreciation and amortization, excluding the impact of net income attributable to non-controlling interests in consolidated entities (including related depreciation and amortization), share-based compensation, and transition, acquisition and integration costs. Adjusted net income is defined as net income (loss) adjusted to exclude income taxes, the impact of net income attributable to non-controlling interests in consolidated entities (including related depreciation and amortization), share-based compensation, transition, acquisition and integration costs, and amortization of acquisition intangibles and subsequently adjusted to give effect to a normalized tax rate for the Company. The calculation of adjusted EBITDA and adjusted net income have limitations as analytical tools, including: (a) they do not reflect the Company’s cash expenditures, or future requirements for capital expenditures or contractual commitments; (b) they do not reflect changes in, or cash requirements for, the Company’s working capital needs; (c) in the case of adjusted EBITDA, it does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on the Company’s indebtedness; (d) they do not reflect the Company’s tax expense or the cash requirements to pay the Company’s taxes; and (e) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and these measures do not reflect any cash requirements for such replacements. Adjusted net income per share is defined as adjusted net income divided by pro forma weighted average shares. Pro forma weighted average shares is defined as GAAP common weighted average shares (equal to our weighted average Class A common shares) plus, our weighted average Class B common shares, weighted average Class C common shares, weighted average Class D common shares, dilutive equity awards measured under the treasury stock method, and weighted average preferred shares. Weighted average preferred shares is defined as the weighted average shares of Class A common stock issuable upon conversion of the Company’s Series A preferred stock.

Net Debt to Adjusted EBITDA ratio is a non-GAAP measure defined as total long-term debt less available cash (cash on the balance sheet less certain merchant settlement account balances and merchant reserves) divided by the trailing twelve month Adjusted EBITDA. This ratio is frequently used by investors, and management believes this measure provides relevant and useful information.

About EVO Payments, Inc.

EVO Payments, Inc. (NASDAQ: EVOP) is a leading payment technology and services provider. EVO offers an array of innovative, reliable, and secure payment solutions to merchants ranging from small and mid-size enterprises to multinational companies and organizations across the globe. As a fully integrated merchant acquirer and payment processor in over 50 markets and 150 currencies worldwide, EVO provides competitive solutions that promote business growth, increase customer loyalty, and enhance data security in the international markets it serves.

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 1 - Condensed Consolidated Statements of Operations (unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	% change	2020	2019	% change

Revenue	$116,976	$122,363	(4%)	$322,428	$356,398	(10%)
Operating expenses:
Cost of services and products	20,693	24,065	(14%)	63,034	72,900	(14%)
Selling, general and administrative	64,668	63,864	1%	191,579	196,592	(3%)
Depreciation and amortization	22,167	22,804	(3%)	64,116	68,412	(6%)
Impairment of intangible assets	-	3,872	NM	782	10,504	(93%)
Total operating expenses	107,528	114,605	(6%)	319,511	348,408	(8%)
Income from operations	9,448	7,758	22%	2,917	7,990	(63%)
Other income (expense):
Interest income	226	858	(74%)	857	2,268	(62%)
Interest expense	(6,717)	(11,085)	(39%)	(23,916)	(34,006)	(30%)
Income from investment in unconsolidated investees	95	167	(43%)	310	436	(29%)
Gain on investment in equity securities	15,750	-	NM	15,750	-	NM
Other income, net	2,558	888	188%	753	2,498	(70%)
Total other income (expense)	11,912	(9,172)	NM	(6,246)	(28,804)	(78%)
Income (loss) before income taxes	21,360	(1,414)	NM	(3,329)	(20,814)	(84%)
Income tax (expense) benefit	(6,775)	(3,590)	89%	(4,699)	618	NM
Net income (loss)	14,585	(5,004)	NM	(8,028)	(20,196)	(60%)
Less: Net income attributable to non-controlling interests in consolidated entities	3,556	2,220	60%	5,644	4,798	18%
Less: Net income (loss) attributable to non-controlling interests of EVO Investco, LLC	5,190	(5,380)	NM	(10,932)	(18,323)	(40%)
Net income (loss) attributable to EVO Payments, Inc.	5,839	$(1,844)	NM	(2,740)	$(6,671)	(59%)
Less: Accrual of redeemable preferred stock paid-in-kind dividends	2,360			4,131
Net income (loss) attributable to Class A common stock	$3,479			$(6,871)

Earnings per share
Basic	$0.07	($0.05)		($0.17)	($0.22)
Diluted	$0.07	($0.05)		($0.17)	($0.22)
Weighted average Class A common stock outstanding
Basic	41,675,929	34,634,567		41,445,566	30,996,506
Diluted	42,636,616	34,634,567		41,445,566	30,996,506

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 2 - Condensed Consolidated Balance Sheets (unaudited)

(in thousands, except share data)

	September 30,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$373,879	$304,089
Accounts receivable, net	14,860	15,881
Other receivables	14,961	24,438
Due from related parties	630	1,125
Inventory	7,600	9,128
Settlement processing assets	288,598	328,637
Other current assets	14,371	12,867
Total current assets	714,899	696,165
Equipment and improvements, net	71,847	94,464
Goodwill, net	372,321	378,838
Intangible assets, net	213,805	257,560
Investment in unconsolidated investees	776	2,078
Deferred tax assets	217,399	210,275
Operating lease right-of-use assets	35,225	45,664
Investment in equity securities, at fair value	23,336	-
Other assets	14,731	21,360
Total assets	$1,664,339	$1,706,404

Liabilities and Shareholders' Equity (Deficit)
Current liabilities:
Settlement lines of credit	$16,594	$33,103
Current portion of long-term debt	4,628	8,744
Accounts payable	6,812	13,584
Accrued expenses	107,804	110,079
Settlement processing obligations	422,021	449,302
Current portion of operating lease liabilities, inclusive of related party liability of $1.1 million and $1.2 million at September 30, 2020 and December 31, 2019, respectively	6,211	7,087
Due to related parties	4,429	7,325
Total current liabilities	568,499	629,224
Long-term debt, net of current portion	580,164	693,169
Due to related parties	185	385
Deferred tax liabilities	14,218	17,260
Tax receivable agreement obligations, inclusive of related party liability of $142.3 million and $141.1 million at September 30, 2020 and December 31, 2019, respectively	151,807	150,274
ISO reserves	2,921	2,758
Operating lease liabilities, net of current portion, inclusive of related party liability of $2.5 million and $3.2 million at September 30, 2020 and December 31, 2019, respectively	31,287	41,703
Other long-term liabilities	2,346	1,830
Total liabilities	1,351,427	1,536,603
Commitments and contingencies
Redeemable non-controlling interests	1,008,491	1,052,448
Redeemable preferred stock (par value, $0.0001 per share), Authorized, Issued and Outstanding – 152,250 and 0 shares at September 30, 2020 and December 31, 2019, respectively. Liquidation preference: $156,285 and $0 at September 30, 2020 and December 31, 2019, respectively	151,721	-
Shareholders' equity (deficit):
Class A common stock (par value $0.0001), Authorized - 200,000,000 shares, Issued and Outstanding - 42,012,986 and 41,233,954 shares at September 30, 2020 and December 31, 2019, respectively	4	4
Class B common stock (par value $0.0001), Authorized - 40,000,000 shares, Issued and Outstanding - 34,163,538 and 34,163,538 shares at September 30, 2020 and December 31, 2019	3	3
Class C common stock (par value $0.0001), Authorized - 4,000,000 shares, Issued and Outstanding - 1,886,425 and 2,321,955 shares at September 30, 2020 and December 31, 2019, respectively	-	-
Class D common stock (par value $0.0001), Authorized - 32,000,000 shares, Issued and Outstanding - 4,567,508 and 4,354,978 shares at September 30, 2020 and December 31, 2019, respectively	-	-
Additional paid-in capital	-	-
Accumulated deficit attributable to Class A common stock	(555,089)	(587,358)
Accumulated other comprehensive loss	(9,712)	(1,948)
Total EVO Payments, Inc. shareholders' deficit	(564,794)	(589,299)
Nonredeemable non-controlling interests	(282,506)	(293,348)
Total deficit	(847,300)	(882,647)
Total liabilities, redeemable non-controlling interests, redeemable preferred stock, and shareholders' deficit
	$1,664,339	$1,706,404

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 3 - Condensed Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(8,028)	$(20,196)
Adjustments to reconcile net loss to net cash provided by
(used in) operating activities:
Depreciation and amortization	64,116	68,412
Gain on sale of investment	(336)	(250)
Gain on fair value adjustment of equity securities	(15,750)	-
Amortization of deferred financing costs	2,006	2,006
Change in fair value of contingent consideration	(74)	2,362
Loss on disposal of equipment and improvements	1,239	-
Share-based compensation expense	15,391	7,841
Impairment of intangible assets	782	10,504
Accrued interest expense	(4,127)	366
Deferred taxes, net	(1,086)	(7,880)
Other	543	(79)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	1,039	(2,546)
Other receivables	7,898	32,739
Inventory	1,357	(1,487)
Other current assets	(1,937)	(2,816)
Operating lease right-of-use assets	6,199	5,451
Other assets	(674)	(666)
Related parties, net	(2,506)	2,288
Accounts payable	(6,707)	(38,973)
Accrued expenses	2,639	(7,234)
Settlement processing funds, net	12,788	(15,579)
Operating lease liabilities	(6,934)	(5,505)
Other	163	67
Net cash provided by operating activities	68,001	28,825
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	-	(38,832)
Purchase of equipment and improvements	(12,719)	(24,639)
Acquisition of intangible assets	(5,023)	(4,759)
Net proceeds from sale of investments	-	250
Return of capital on equity method investment	906	-
Collection of deferred cash consideration	-	4,882
Collections of notes receivable	255	1,812
Net cash used in investing activities	(16,581)	(61,286)
Cash flows from financing activities:
Proceeds from long-term debt	185,250	316,479
Repayments of long-term debt	(316,659)	(318,919)
Deferred financing costs paid	-	(2)
Contingent consideration paid	(1,105)	(5,919)
Deferred cash consideration paid	(887)	-
Secondary offering proceeds	-	258,522
Purchase of LLC Interests, Class B and Class D common stock in connection with the April 2019 and the August 2019 Secondary Offerings	-	(239,538)
Repurchases of shares to satisfy minimum tax withholding	(1,243)	(1,716)
Proceeds from issuance of redeemable preferred stock	149,250	-
Redeemable preferred stock issuance costs	(1,660)	-
Proceeds from exercise of common stock options	5,521	810
Distribution to non-controlling interests holders	23	(6,493)
Net cash provided by financing activities	18,490	3,224
Effect of exchange rate changes on cash and cash equivalents	(120)	(9,651)
Net increase (decrease) in cash and cash equivalents	69,790	(38,888)
Cash and cash equivalents, beginning of period	304,089	350,697
Cash and cash equivalents, end of period	$373,879	$311,809

The presentation of cash flows from operating activities for the nine months ended September 30, 2019 was revised from the amounts previously reported to conform with the presentation required by the retroactive adoption of ASC 842 as of January 1, 2019.

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 4 - Reconciliation of GAAP to Non-GAAP measures

(in thousands)

		Three Months Ended September 30,			Nine Months Ended September 30,
		2020	2019	% change	2020	2019	% change

	Revenue	$116,976	$122,363	(4%)	$322,428	$356,398	(10%)
	Currency impact[1]	-	(1,039)	NM	-	(9,384)	NM
	Currency-neutral revenue	$116,976	$121,324	(4%)	$322,428	$347,014	(7%)

	Net income (loss)	$14,585	$(5,004)	NM	$(8,028)	$(20,196)	(60%)
	Net income attributable to non-controlling interests in consolidating entities	(3,556)	(2,220)	60%	(5,644)	(4,798)	18%
	Income tax expense (benefit)	6,775	3,590	89%	4,699	(618)	NM
	Interest expense, net	6,491	10,227	(37%)	23,059	31,738	(27%)
	Depreciation and amortization	22,167	22,804	(3%)	64,116	68,412	(6%)
	Gain on investment in equity securities	(15,750)	-	NM	(15,750)	-	NM
	Share-based compensation	5,916	3,019	96%	15,391	7,841	96%
	Transition, acquisition and integration costs[2]	3,735	9,821	(62%)	24,069	29,803	(19%)
	Adjusted EBITDA	40,363	42,238	(4%)	101,912	112,182	(9%)
	Currency impact[1]	-	(849)	NM	-	(4,902)	NM
	Currency-neutral adjusted EBITDA	$40,363	$41,388	(2%)	$101,912	$107,280	(5%)

[1]	Represents the impact of currency shifts by adjusting prior year results to current period average foreign exchange rates for the currencies in which EVO conducts operations.
[2]	For the three months ended September 30, 2020, earnings adjustments include $0.8 million of employee termination benefits, and $2.9 million of transition, acquisition and integration related costs.
	For the three months ended September 30, 2019, earnings adjustments include $0.6 million of employee termination benefits, $5.3 million of transition, acquisition and integration costs and a $3.9 million impairment charge related to the write-down of a trademark.
	For the nine months ended September 30, 2020, earnings adjustments include $5.9 million of employee termination benefits, $14.7 million of transition, acquisition and integration related costs, $2.7 million adjustment for foreign exchange remeasurement losses on intercompany assets and liabilities, and $0.8 million intangible asset impairment of a tradename.
	For the nine months ended September 30, 2019, earnings adjustments include $2.7 million of employee termination benefits, $18.1 million of transition, acquisition and integration costs, and $9.0 million of impairment charges net of non-controlling interest.

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 5 - Segment Information (unaudited)

(dollar amount in thousands, transactions in millions)

		Three months ended September 30,
		2020	% of Segment revenue	Gain on investment	Adjustments[1]	2020 Adjusted	2019	% of Segment revenue	Adjustments[2]	Foreign Exchange impact[3]	2019 Adjusted	Adjusted % change
	Transactions
	Americas	242.0					279.1					(13%)
	Europe	747.5					667.3					12%
	Total	989.5					946.4					5%

	Segment revenue
	Americas	$68,788	59%	$-	$-	$68,788	$75,022	61%	$-	$(2,790)	$72,232	(5%)
	Europe	48,188	41%	-	-	48,188	47,341	39%	-	1,751	49,092	(2%)
	Revenue	116,976	100%	-	-	116,976	122,363	100%	-	(1,039)	121,324	(4%)

	Segment profit
	Americas	28,869		-	1,838	30,707	23,086		5,376	(1,544)	26,918	14%
	Europe	34,446		(15,750)	1,470	20,166	18,542		1,523	694	20,759	(3%)
	Total segment profit	63,315		(15,750)	3,308	50,873	41,628		6,899	(849)	47,677	7%
	Corporate	(10,937)		-	427	(10,510)	(9,212)		2,923	-	(6,289)	67%
	Total	$52,378		$(15,750)	$3,735	$40,363	$32,415		$9,821	$(849)	$41,388	(2%)

	Segment profit margin - Americas	42.0%				44.6%	30.8%				37.3%
	Segment profit margin - Europe	71.5%				41.8%	39.2%				42.3%
	Margin - Total	44.8%				34.5%	26.5%				34.1%

[1]	For the three months ended September 30, 2020, the Americas segment profit adjustments include $0.7 million of employee termination benefits, and $1.1 million of transition, acquisition and integration costs.
	The Europe segment profit adjustments include $0.2 million of employee termination benefits and $1.3 million of transition, acquisition and integration costs, and excludes a gain on an investment in equity securities of $15.8 million.
	Corporate adjustments include $0.4 million of transition, acquisition, and integration related costs.
[2]	For the three months ended September 30, 2019, the Americas segment profit adjustments include $0.5 million of employee termination benefits, and $1.0 million of transition, acquisition an integration costs, and a $3.9 million impairment charge related to the write-down of a trademark.
	The Europe adjustments include $0.1 million in employee termination benefits and $1.4 million of transition, acquisition and integration costs.
	The Corporate adjustments include $0.1 million in employee termination benefits and $2.8 million of transition, acquisition and integration costs.
[3]	Represents the impact of currency shifts by adjusting prior year results to current period average fx rates for the currencies in which EVO conducts operations.
	Segment profit and Corporate exclude share-based compensation and therefore is not included in the Adjustments totals.
	Segment profit margin is defined as segment profit divided by segment revenue. Total margin includes Corporate expenses.

		Nine Months Ended September 30,
		2020	% of Segment revenue	Gain on investment	Adjustments[1]	2020 Adjusted	2019	% of Segment revenue	Adjustments[2]	Foreign Exchange impact[3]	2019 Adjusted	Adjusted % change
	Transactions
	Americas	717.4					784.1					(8%)
	Europe	1,918.3					1,860.6					3%
	Total	2,635.7					2,644.6					(0%)

	Segment revenue
	Americas	$201,612	63%	$-	$-	$201,612	$222,643	62%	$-	$(7,841)	$214,802	(6%)
	Europe	120,816	37%	-	-	120,816	133,755	38%	-	(1,543)	132,212	(9%)
	Revenue	322,428	100%	-	-	322,428	356,398	100%	-	(9,384)	347,014	(7%)

	Segment profit
	Americas	71,649		-	11,697	83,346	65,616		15,485	(4,293)	76,808	9%
	Europe	50,063		(15,750)	8,166	42,479	41,858		7,310	(609)	48,558	(13%)
	Total segment profit	121,712		(15,750)	19,863	125,826	107,474		22,794	(4,902)	125,366	0%
	Corporate	(28,119)		-	4,206	(23,914)	(25,095)		7,009	-	(18,087)	32%
	Total	$93,593		$(15,750)	$24,069	$101,912	$82,379		$29,803	$(4,902)	$107,280	(5%)
	Segment profit margin - Americas	35.5%				41.3%	29.5%				35.8%
	Segment profit margin - Europe	41.4%				35.2%	31.3%				36.7%
	Margin - Total	29.0%				31.6%	23.1%				30.9%

[1]	For the nine months ended September 30, 2020, the Americas segment profit adjustments include $3.8 million of employee termination benefits, $5.4 million of transition, acquisition and integration costs, $1.7 million adjustment for foreign exchange remeasurement losses on intercompany assets and liabilities, and $0.8 million intangible asset impairment of a tradename.
	The Europe segment profit adjustments include $1.5 million of employee termination benefits, $5.7 million of transition, acquisition and integration costs, $1.0 million adjustment for foreign exchange remeasurement losses on intercompany assets and liabilities and excludes a gain on an investment in equity securities of $15.8 million.
	Corporate adjustments includes $0.6 million of employee termination benefits, and $3.6 million of transition, acquisition, and integration related costs.
[2]	For the nine months ended September 30, 2019, the Americas segment profit adjustments include $2.4 million of employee termination benefits, $7.1 million of transition, acquisition an integration costs and a $6.0 million impairment of intangible assets.
	The Europe adjustments include $0.1 million in employee termination benefits, $4.2 million of transition, acquisition and integration costs, and $3.0 million impairment of intangible assets, net of non-controlling interest,
	The Corporate adjustments include $0.2 million in employee termination benefits and $6.8 million of transition, acquisition and integration costs.
[3]	Represents the impact of currency shifts by adjusting prior year results to current period average foreign exchange rates for the currencies in which EVO conducts operations.
	Segment profit and Corporate exclude share-based compensation and therefore is not included in the Adjustments totals.
	Segment profit margin is defined as segment profit divided by segment revenue. Total margin includes Corporate expenses.

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 6 - Adjusted Net Income (unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	% change	2020	2019	% change

Net income (loss)	$14,585	$(5,004)	NM	$(8,028)	$(20,196)	(60%)
Net income attributable to non-controlling interests in consolidating entities	(3,556)	(2,220)	60%	(5,644)	(4,798)	18%
Income tax expense (benefit)	6,775	3,590	89%	4,699	(618)	NM
Gain on investment in equity securities	(15,750)	-	NM	(15,750)	-	NM
Share-based compensation	5,916	3,019	96%	15,391	7,841	96%
Transition, acquisition and integration costs[1]	3,735	9,821	(62%)	24,069	29,803	(19%)
Acquisition intangible amortization[2]	11,409	12,126	(6%)	32,121	35,086	(8%)
Non-GAAP adjusted income before taxes	23,114	21,332	8%	46,857	47,118	(1%)
Income taxes at normalized tax rate[3]	(5,224)	(4,928)	6%	(10,590)	(10,884)	(3%)
Adjusted net income	$17,890	$16,404	9%	$36,267	$36,233	0%
Adjusted net income per share[4]	$0.19	$0.20	(5%)	$0.41	$0.44	(7%)
[1]	For the three months ended September 30, 2020, earnings adjustments include $0.8 million of employee termination benefits, and $2.9 million of transition, acquisition and integration related costs.
For the three months ended September 30, 2019, earnings adjustments include $0.6 million of employee termination benefits, $5.3 million of transition, acquisition and integration related costs, and a $3.9 million impairment charge related to the write-down of a trademark.
For the nine months ended September 30, 2020, earnings adjustments include $5.9 million of employee termination benefits, $14.7 million of transition, acquisition and integration related costs, $2.7 million adjustment for fx remeasurement losses on intercompany assets and liabilities, and $0.8 million intangible asset impairment of a tradename.
For the nine months ended September 30, 2019, earnings adjustments include $2.7 million of employee termination benefits, $18.1 million of transition, acquisition and integration related costs, and an impairment charge of $9.0 million, net of non-controlling interest.
[2]	Represents amortization of intangible assets acquired through business combinations and other merchant portfolio and related asset acquisitions.
[3]	Normalized corporate income tax expense calculated using 22.6% and 23.1% for 2020 and 2019, respectively, based on blended federal and state tax rates and utilizing the Tax Reform Act for 2018 federal rates.
[4]	Reflects pro forma weighted average shares for the period using GAAP weighted average common shares (equal to weighted average Class A common shares) plus weighted average Class B common shares, weighted average Class C common shares, weighted average Class D common shares, weighted average preferred shares including paid-in-kind dividends, and dilutive equity awards measured under the treasury stock method.
	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
(share count in millions)	2020	2019	2020	2019
Class A (GAAP weighted average common stock)	41.7	34.6	41.4	31.0
Class B	34.2	35.0	34.2	35.5
Class C	2.1	2.3	2.2	2.4
Class D	4.5	10.0	4.4	12.8
Stock options, RSUs, RSAs	1.0	0.9	0.7	0.8
Preferred shares (if converted)	9.8	-	5.8	-
Pro forma weighted average shares	93.2	82.9	88.7	82.5

EVO PAYMENTS, INC. AND SUBSIDIARIES
Schedule 7 - Net Debt to Adjusted EBITDA Ratio

(in thousands)

		Year Ended	9 Months	9 Months	LTM[1]
		12/31/2019	9/30/2019	9/30/2020	9/30/2020
	Net loss	$(23,366)	$(20,196)	$(8,028)	$(11,198)
	Net income attributable to non-controlling interests in consolidating entities	(7,877)	(4,798)	(5,644)	(8,723)
	Income tax expense (benefit)	4,548	(618)	4,699	9,865
	Interest expense, net	41,139	31,738	23,059	32,461
	Depreciation and amortization	92,059	68,412	64,116	87,764
	Gain on investment in equity securities	-	-	(15,750)	(15,750)
	Share-based compensation	10,921	7,841	15,391	18,471
	Transition, acquisition and integration costs	42,825	29,803	24,069	37,091
	Adjusted EBITDA	$160,250	$112,182	$101,912	$149,980

	Ratio of Net Debt to LTM Adjusted EBITDA
					9/30/2020
	Gross debt				$592,818
	Less: available cash on 9/30/2020[2]				(159,998)
	Net debt				$432,821
	Leverage Ratio as of 9/30/2020				2.9x

[1]	Reflects last twelve months Adjusted EBITDA by taking full year 2019, less nine-months ended September 30, 2019, plus the nine-months ended September 30, 2020. Amounts may differ due to rounding.
[2]	Available cash includes cash in transit from September 30th transaction date.

Contacts

Sarah Jane Perry
Investor Relations & Corporate Communications Manager
770-709-7365
investor.relations@evopayments.com